Exhibit 99.1

As previously announced, TDS and its subsidiaries will hold a joint teleconference on February 5, 2003, at 10:00 am Chicago time. Interested parties may listen to the call live over the Internet at http://www.firstcallevents.com/service/ajwz372101302gf12.html

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312)592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

Ruth E. Venning, Director, Corporate Relations
(312) 592-5327 ruth.venning@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS FOURTH-QUARTER AND FULL-YEAR 2002 RESULTS

A year of solid operating performance for the company

February 5, 2003 — Chicago, Illinois — Telephone and Data Systems, Inc. [AMEX:TDS] reported operating revenues of $815.6 million for the fourth quarter of 2002, up 22% from $670.9 million in the comparable period a year ago. Operating income decreased 40% to $63.5 million from $105 million in the fourth quarter of 2001. Operating income plus depreciation and amortization decreased 9% to $203.2 million from $223.5 million in the fourth quarter of a year ago. Diluted earnings per share from continuing operations were a loss of $.50 per share compared to an income of $1.46 per share in the fourth quarter a year ago. Diluted earnings per share from continuing operations, excluding gains and (losses), net of tax and minority interest, of ($37.3) million in 2002, and excluding amortization of goodwill and indefinite lived intangibles, net of tax and minority interest, of $7.7 million in 2001 (a non-GAAP measurement of adjusted earnings per share from operations), were $.13 compared to $.76 in the fourth quarter a year ago. The decrease in adjusted diluted earnings per share reflects higher depreciation and amortization, interest expenses and a higher effective tax rate.

For the year, operating revenues increased 15% to $2.99 billion from $2.59 billion for year-end 2001. Operating income decreased 11% to $386.4 million from $436.2 million in 2001. Operating income plus depreciation and amortization expense increased 1% to $896.8 million from $886.2 million in 2001. Diluted earnings per share from continuing operations were a loss of $16.85 per share compared to a loss of $2.97 per share in the twelve months ended 2001. Diluted earnings per share from continuing operations, excluding gains and (losses), net of tax and minority interest, of ($1.14) billion in 2002, and excluding amortization of goodwill and indefinite lived intangibles in 2001, net of tax and minority interest, of $29.5 million (a non-GAAP measurement of adjusted earnings per share from operations), were $2.50 compared to $3.24 in the twelve months ended 2001. The decrease in adjusted diluted earnings per share reflects primarily higher depreciation and amortization and interest expenses.

President’s Comments

“The fourth quarter brought to a close a year of successful operating results for TDS, as well as the largest acquisition in the company’s history,” said LeRoy T. Carlson, Jr., president and chief executive officer. “We are pleased with TDS’s operating performance during a year characterized by a continued sluggish U.S. economy and a troubled telecommunications industry. We attribute our strength during this period to the effective management of our business units and disciplined business approach and, even more importantly, to our commitment to superior customer service, a factor we believe is integral to the continued success of our businesses.

“U.S. Cellular, our 82-percent owned wireless subsidiary, generated strong operating results for the fourth quarter, in part due to the successful launch of the recently acquired Chicago metropolitan market. This market, which represents the largest acquisition in the company’s history, significantly strengthens U.S. Cellular’s competitive position in the Midwest and provides excellent growth opportunities for the future. It is a great tribute to the people at U.S. Cellular that the company successfully integrated the new market into its existing operations quickly and without disruption to customer service.

“During the quarter, U.S. Cellular posted 160,000 net customer unit activations, better than expected performance which highlights the successful efforts of the company’s market launch in the Chicago metropolitan area. In addition, our post-pay churn rate remained well below the industry average at the admirably low rate of 1.8 percent.

“TDS Telecom, our wireline business, reached an important milestone during the fourth quarter, as access line equivalents surpassed the million-line mark, a function of both organic growth and the acquisition of several properties earlier in the year. This significant milestone demonstrates the success of the growth strategy TDS Telecom has implemented since acquiring its first company in 1968 and growing the company through both traditional and acquisition-related means. And while our access-line growth in 2002 was slower than recent years – in part due the weak U.S. economy – TDS Telecom continues to promote revenue growth through its digital subscriber line (DSL), long-distance and vertical-services businesses.

“We’re hopeful that the U.S. economy will improve in 2003, encouraging a more healthy consumer and small business environment going forward, which should help our businesses as well as the industry overall. In the meantime, we have every reason to believe that the positive momentum our companies generated in 2002 will continue throughout this year.

“We’d like to take this opportunity to express our gratitude to the 11,100 people who make up the TDS companies for their hard work and dedicated efforts, in particular our front-line associates who provide excellent service on a daily basis to our most important constituency: our customers. Their efforts, together with efforts of the associates who support them, make the TDS companies the great service-providers they are.”

2

Marketable Equity Securities

During the quarter, TDS entered into variable prepaid forward contracts to monetize almost 86 million Deutsche Telekom AG ordinary shares, receiving a net amount of $910 million in cash for the transactions. TDS has now entered into contracts for its entire position of 131.5 million Deutsche Telekom shares. The total cash received was approximately $1.4 billion. In addition, TDS monetized 2.7 million Vodafone ADRs and received net proceeds of $41.2 million in cash. This represents its entire position of Vodafone ADRs. The Vodafone collars currently limit TDS’s downside risk to an average of $15.25 per ADR and limit the upside potential to an average of $20.92 per ADR.

Said Sandra L. Helton, executive vice president and chief financial officer, “During the quarter the company concluded the monetization of its position in Deutsche Telekom. By doing so we have hedged our downside risk while providing potential for modest appreciation in the shares. In addition, this move, combined with the monetization of other securities in our portfolio during the latter half of 2002, leaves us in a very strong financial position – rare in the telecommunications environment today – and provides us the ability to take advantage of various opportunities that may arise.”

Under the terms of the monetization contracts, TDS will continue to own the Deutsche Telekom shares and will receive dividends, if paid, on such shares. At maturity of the contracts in 2007 and 2008, TDS is required to deliver a number of shares determined following a formula that “collars” the price of the Deutsche Telekom shares or, at the option of TDS, the cash value of such number of shares determined at such time. The collars currently limit TDS’s downside risk to an average of $11.65 per share and limit the upside potential to an average of $14.45 per share. To account for the contracts, at December 31, 2002, TDS has recorded a loan of $1.5 billion, a derivative asset of $2.2 million and a derivative liability of $47.1 million. Deferred taxes have been provided for the difference between the book basis and the tax basis of the Deutsche Telekom shares and are included in deferred tax liabilities. As of December 31, 2002, such deferred taxes totaled $659 million. The fair market value of the securities continues to be reflected on the balance sheet under marketable equity securities. The cash proceeds are included under cash and cash equivalents, net of paying down some short term debt during the quarter.

Accounting Matters

During the quarter, TDS recorded pre-tax writedowns of $41.8 million ($37.3 million after-tax) of the value of certain investments. The $41.8 million of writedowns included $25.4 million relating to the Company’s withdrawal from a partnership in which it owned an investment interest; $7.3 million relating to the writedown of a wireless investment to its fair value; $4.2 million relating to the reduction in value of a land purchase option; and $3.9 million relating to the reduction in value of certain notes receivable related to minority interests sold in 2000.

U.S. Cellular made certain changes to its accounting policies which required the Company to reclassify certain items on its income statement for previous quarters of 2002. The Company will also show the impact of certain other changes, including the cumulative effect of an accounting change, in previous quarters of 2002. Other than the cumulative effect of the accounting change, none of the above prior period changes have a significant impact on operating income, net income or earnings per share. These changes do, however, have a significant impact on certain income

3

statement captions for the restated periods. A summary of these changes is included on page 12, with the impact on affected GAAP and non-GAAP measurements shown for each of the first three quarters and cumulative for the first nine months of 2002.

TDS adopted Statement of Financial Accounting Standards (“SFAS”) No. 142 effective January 1, 2002, and ceased the amortization of license costs and goodwill on that date. For the three months ended December 31, 2001, amortization of license costs and goodwill included in U.S. Cellular’s and TDS Telecom’s depreciation and amortization captions totaled $9.3 million and $1.7 million, respectively. The net after-tax effect for the fourth quarter of 2002 of ceasing amortization increased net income and earnings per diluted share by $7.7 million and $.13, respectively.

The amounts reported for “operating income plus depreciation and amortization” do not represent cash flows from operating activities as defined by Generally Accepted Accounting Principles (GAAP), and the amounts reported for “diluted earnings per share from continuing operations excluding gains and losses and amortization of goodwill and indefinite lived intangibles” do not represent earnings per share determined in accordance with GAAP. TDS believes that these are useful non-GAAP financial measures of its performance but they should not be construed as alternatives to measures of performance determined under GAAP.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of USM to successfully manage and grow the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which TDS operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could restrict the availability of financing; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, penetration rates, churn rates, roaming rates and the mix of products and services offered in TDS’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with the SEC.

TDS is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless and local telephone service. TDS builds value for its shareholders by providing excellent communications services in growing, closely related segments of the telecommunications industry. The Company currently employs approximately 11,100 people and serves approximately 5.1 million customers/units in 34 states.

As previously announced, TDS and its subsidiaries will hold a joint teleconference on February 5, 2003, at 10:00 am Chicago time. Interested parties may listen to the call live over the Internet at http://www.firstcallevents.com/service/ajwz372101302gf12.html or connect by telephone at

4

888/245-6674 leader: Mark Steinkrauss for TDS and USM. The conference call will be archived on the conference call section of our website at www.teldta.com.

For more information about TDS and its subsidiaries, visit the web sites at:
TDS: http://www.teldta.com	TDS Telecom: http://www.tdstelecom.com
USM: http://www.uscellular.com	TDS Metrocom http://www.tdsmetro.com

5

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
U.S. Cellular:
Total incremental population equivalents
(owned and acquirable, 000s) (1)	42,045	42,037	42,037	31,257	31,257
TDS's proportionate share of USM pops	82.2%	82.2%	82.2%	82.2%	82.4%
Consolidated Markets:
Total population (000s) (2)	36,568	36,568	27,548	27,548	25,670
Customer units	4,103,000	3,943,000	3,547,000	3,504,000	3,461,000
Net customer unit activations	160,000	76,000	43,000	31,000	82,000
Market penetration (2)	11.22%	10.78%	12.88%	12.72%	13.48%
Markets in operation	149	149	148	148	142
Cell sites in service	3,914	3,750	3,145	3,049	2,925
Average monthly revenue per unit	$47.91	$49.31	$47.48	$44.14	$45.14
Retail service revenue per unit	$38.69	$38.95	$37.93	$35.79	$35.51
Inbound roaming revenue per unit	$5.37	$6.52	$5.90	$5.20	$6.18
Long-distance/other revenue per unit	$3.85	$3.84	$3.65	$3.15	$3.45
Minutes of use (MOU) (3)	359	327	280	237	237
Postpay churn rate per month (4)	1.8%	2.0%	1.7%	1.9%	1.8%
Marketing cost per gross
customer unit addition (5)	$369	$348	$386	$362	$357
Construction Expenditures (000s)	$281,615	$192,256	$156,699	$100,075	$125,613

TDS Telecom
ILECs:
Access line equivalents (6)	711,200	714,400	706,000	681,000	678,300
Growth in equivalent ILEC access lines
from prior quarter-end:
Acquisitions	---	7,800	19,200	---	800
Internal growth	(3,200)	600	5,800	2,700	1,700
Access lines	672,400	677,400	671,900	651,100	650,700
Average monthly revenue
per access line equivalent	$76.34	$74.39	$74.58	$73.35	$78.33
Internet service accounts	117,600	118,400	118,000	115,200	117,500
Digital Subscriber Lines (DSL) customers	9,100	8,100	6,500	3,300	2,200
Long Distance customers	197,500	189,200	176,300	146,100	125,300
Caller I.D. penetration (7) (8)	30.9%	30.3%	29.6%	29.1%	28.1%
Voicemail penetration (7) (8)	13.4%	13.5%	13.4%	13.3%	13.2%
Construction Expenditures (000s)	$35,540	$36,484	$25,268	$19,194	$35,497
CLECs (8):
Access line equivalents - total CLECs (6)	291,400	273,100	243,900	221,500	192,100
TDS Metrocom	220,200	206,200	180,900	163,800	139,300
USLink	71,200	66,900	63,000	57,700	52,800
Internet service accounts	24,700	24,700	24,600	24,400	13,700
Percent of access lines on-switch:
TDS Metrocom	100.0%	100.0%	100.0%	100.0%	100.0%
U.S. Link	20.6%	20.2%	20.5%	20.5%	20.2%
Digital Subscriber Lines (DSL):
TDS Metrocom	11,800	10,300	9,100	8,500	6,800
Construction Expenditures (000s)	$16,216	$9,653	$16,991	$9,059	$17,579

(1)

Represents pops in cellular operating and investment markets as well as PCS markets which are incremental to, and do not overlap with, cellular markets owned by USM. The 6/30/02 figure includes the Chicago MTA, which was acquired on 8/7/02.

(2)	Market penetration is calculated using 2001 Claritas population estimates for 9/30/02, 6/30/02 and 3/31/02 and 2000 Claritas population estimates for all other periods.
(3)	Average monthly local minutes of use (without roaming)
(4)	Excluding 13,000 lines disconnected due to the bankruptcy of a customer, postpay churn rate for 3/31/02 would be 1.8%.
(5)	Due to changes in accounting for agent rebates, for all quarters of 2002 this measurement is no longer calculable using information from the financial statements as reported.
(6)

Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line. Basic rate ISDN = 2 DS0s; Primary rate ISDN = 23 DS0s; T1 = 24 DS0s; Trunk Lines = 1; DSLs = 1

(7)	Caller I.D. and Voicemail penetration is the total residential and business one-party customers purchasing the service divided by the total of these lines equipped for the service.
(8)	Does not include Chorus, MCT and TSNH data for all periods.

6

TELEPHONE AND DATA SYSTEMS, INC. FINANCIAL HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2002	2001	Amount	Percent

Operating Revenues
U.S. Cellular	$601,933	$478,748	$123,185	25.7%
TDS Telecom	213,691	192,115	21,576	11.2%

	815,624	670,863	144,761	21.6%

Operating Expenses Before Depreciation and Amortization
U.S. Cellular	465,295	327,297	137,998	42.2%
TDS Telecom	147,142	120,111	27,031	22.5%

	612,437	447,408	165,029	36.9%

Operating Income Plus Depreciation and Amortization
U.S. Cellular	136,638	151,451	(14,813)	(9.8%)
TDS Telecom	66,549	72,004	(5,455)	(7.6%)

	203,187	223,455	(20,268)	(9.1%)

Depreciation and Amortization
U.S. Cellular	99,117	79,025	20,092	25.4%
TDS Telecom	40,584	39,427	1,157	2.9%

*includes amortization of $16,227 and $18,388, respectively	139,701 *	118,452 *	21,249	17.9%

Operating Income
U.S. Cellular	37,521	72,426	(34,905)	(48.2%)
TDS Telecom	25,965	32,577	(6,612)	(20.3%)

	63,486	105,003	(41,517)	(39.5%)

Investment and Other Income
Interest and Dividend Income	4,883	2,092	2,791	133.4%
Investment Income, Net	11,551	11,544	7	0.1%
Gain (Loss) on Marketable Securities and Other Investments	(41,794)	96,624	(138,418)	N/M
(Loss) on Debt Extinguishment	---	(23)	23	N/M
Other Income, Net	(98)	(50)	(48)	96.0%

	(25,458)	110,187	(135,645)	N/M

Income Before Interest and Income Taxes	38,028	215,190	(177,162)	(82.3%)
Interest Expense	40,054	26,187	13,867	53.0%
Minority Interest in Income of Subsidiary Trust	6,203	6,203	---	0.0%

Income (Loss) Before Income Taxes	(8,229)	182,800	(191,029)	N/M
Income Tax Expense (Benefit)	11,323	88,416	(77,093)	N/M

Income (Loss) Before Minority Interest	(19,552)	94,384	(113,936)	N/M
Minority Share of (Income), net of tax	(9,917)	(8,360)	(1,557)	N/M

Income From Continuing Operations	(29,469)	86,024	(115,493)	N/M
Discontinued Operations	---	(24,092)	24,092	N/M

Net Income (Loss)	(29,469)	61,932	(91,401)	N/M
Preferred Dividend Requirement	(104)	(113)	9	N/M

Net Income (Loss) Available to Common	$(29,573)	$61,819	$(91,392)	N/M

Basic Average Common Shares Outstanding (000s)	58,676	58,561	115	0.2%
Basic Earnings (Loss) Per Share
Continuing Operations	$(0.50)	$1.47	$(1.97)	N/M
Discontinued Operations	---	(0.41)	0.41	N/M

	$(0.50)	$1.06	($ 1.56)	N/M

Diluted Average Common Shares Outstanding (000s)	58,676	59,103	(427)	(0.7%)
Diluted Earnings (Loss) Per Share
Continuing Operations	$(0.50)	$1.46	$(1.96)	N/M
Discontinued Operations	---	(0.41)	0.41	N/M

	$(0.50)	$1.05	($ 1.55)	N/M

Diluted EPS Continuing Operatons-- Excluding Gains (Losses) and FAS 142 Adoption	$0.13	$0.76	$(0.63)	(82.9%)
Diluted EPS-- FAS 142 Adoption	---	(0.13)	0.13	N/M
Diluted EPS--Gains (Losses)	(0.63)	0.83	(1.46)	N/M

Diluted EPS - Continuing Operations	$(0.50)	$1.46	(1.96)	N/M

N/M — Percentage change not meaningful.

7

TELEPHONE AND DATA SYSTEMS, INC. FINANCIAL HIGHLIGHTS Year Ended December 31, (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2002	2001	Amount	Percent

Operating Revenues
U.S. Cellular	$2,184,478	$1,894,830	$289,648	15.3%
TDS Telecom	800,888	693,712	107,176	15.4%

	2,985,366	2,588,542	396,824	15.3%

Operating Expenses Before Depreciation and Amortization
U.S. Cellular	1,552,158	1,276,960	275,198	21.6%
TDS Telecom	536,408	425,408	111,000	26.1%

	2,088,566	1,702,368	386,198	22.7%

Operating Income Plus Depreciation and Amortization
U.S. Cellular	632,320	617,870	14,450	2.3%
TDS Telecom	264,480	268,304	(3,824)	(1.4%)

	896,800	886,174	10,626	1.2%

Depreciation and Amortization
U.S. Cellular	351,154	300,658	50,496	16.8%
TDS Telecom	159,291	149,361	9,930	6.6%

*includes amortization of $41,640 and $71,663, respectively	510,445 *	450,019 *	60,426	13.4%

Operating Income
U.S. Cellular	281,166	317,212	(36,046)	(11.4%)
TDS Telecom	105,189	118,943	(13,754)	(11.6%)

	386,355	436,155	(49,800)	(11.4%)

Investment and Other Income
Interest and Dividend Income	57,330	14,246	43,084	N/M
Investment Income, Net	43,675	49,376	(5,701)	(11.5%)
(Loss) on Marketable Securities and Other Investments	(1,888,391)	(548,305)	(1,340,086)	N/M
(Loss) on Debt Extinguishment (1)	---	(6,956)	6,956	N/M
Other Income (Expense), Net	2,396	5,048	(2,652)	(52.5%)

	(1,784,990)	(486,591)	(1,298,399)	N/M

Loss Before Interest and Income Taxes	(1,398,635)	(50,436)	(1,348,199)	N/M
Interest Expense	132,224	103,709	28,515	27.5%
Minority Interest in Income of Subsidiary Trust	24,810	24,810	---	0.0%

Loss Before Income Taxes	(1,555,669)	(178,955)	(1,376,714)	N/M
Income Tax Expense (Benefit)	(577,000)	(44,907)	(532,093)	N/M

Loss Before Minority Interest	(978,669)	(134,048)	(844,621)	N/M
Minority Share of (Income), net of tax (1)	(9,068)	(39,915)	30,847	N/M

Loss From Continuing Operations	(987,737)	(173,963)	(813,774)	N/M
Discontinued Operations	---	(24,092)	24,092	N/M

Loss Before Cumulative Effect of Accounting Change	(987,737)	(198,055)	(789,682)	N/M
Cumulative effect of accounting change	3,366	---	3,366	N/M

Net Loss	(984,371)	(198,055)	(786,316)	N/M
Preferred Dividend Requirement	(427)	(458)	31	N/M

Net Loss Available to Common	$(984,798)	$(198,513)	$(786,285)	N/M

Basic Average Common Shares Outstanding (000s)	58,644	58,661	(17)	(0.0%)
Basic Loss Per Share
Continuing Operations	$(16.85)	$(2.97)	$(13.88)	N/M
Discontinued Operations	---	(0.41)	0.41	N/M
Cumulative effect of accounting change	0.06	---	0.06	N/M

	$(16.79)	$(3.38)	$(13.41)	N/M

Diluted Average Common Shares Outstanding (000s)	58,644	58,661	(17)	(0.0%)
Diluted Loss Per Share
Continuing Operations	$(16.85)	$(2.97)	$(13.88)	N/M
Discontinued Operations	---	(0.41)	0.41	N/M
Cumulative effect of accounting change	0.06	---	0.06	N/M

	$(16.79)	$(3.38)	$(13.41)	N/M

Diluted EPS Continuing Operatons-- Excluding Gains (Losses) and FAS 142 Adoption	$2.50	$3.24	$(0.74)	(22.8%)
Diluted EPS-- FAS 142 Adoption	---	(0.50)	0.50	N/M
Diluted EPS--Gains (Losses)	(19.35)	(5.71)	(13.64)	N/M

Diluted EPS - Continuing Operations	$(16.85)	$(2.97)	$(13.88)	N/M

(1)

In accordance with SFAS No. 145, effective January 1, 2002, TDS classifies gains and losses on the extinguishment of debt as Other (Expense). In prior periods, these gains and losses were classified as extraordinary items. Amounts in Other (Expense) and Minority Share of (Income) for 2001 reflect the reclassification of $7.0 million, and $1.2 million, respectively, of after-tax losses on the extinguishment of debt to conform to current period presentation.

N/M — Percentage change not meaningful.

8

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

ASSETS
	December 31,	December 31,
	2002	2001

Current Assets
Cash and cash equivalents	$1,330,291	$140,744
Accounts receivable from customers and other	448,033	379,161
Deposit receivable from FCC	---	56,060
Federal Income Tax receivable	40,000	---
Materials and supplies, at average cost, and
other current assets	161,043	98,391

	1,979,367	674,356

Investments
Cellular license costs, net	1,038,556	858,791	*
Goodwill, net	1,106,451	870,801	*
Intangible Assets	40,087	---
Marketable equity securities	1,944,939	2,700,230
Investments in unconsolidated entities	205,995	233,678
Notes Receivable	7,287	101,887
Other investments	14,914	15,079

	4,358,229	4,780,466

Property, Plant and Equipment, net
U.S. Cellular	2,148,432	1,527,805
TDS Telecom	1,047,811	1,016,634

	3,196,243	2,544,439

Other Assets and Deferred Charges	99,544	80,313

	$9,633,383	$8,079,574

* Reclassified to conform to current year presentation.

9a

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	December 31,
	2002	2001

Current Liabilities
Current portion of long-term debt	$64,482	$67,461
Notes payable	461,792	265,300
Accounts payable	393,113	270,005
Advance billings and customer deposits	95,922	68,044
Accrued interest	31,751	24,264
Accrued taxes	34,413	14,263
Accrued compensation	58,678	56,973
Other current liabilities	58,370	49,906

	1,198,521	816,216

Deferred Liabilities and Credits
Deferred taxes	1,170,505	1,411,061 *
Derivative Liability	61,160	---
Other	55,645	50,469

	1,287,310	1,461,530

Long-term Debt, excluding current portion
Prepaid Forward Contracts	1,656,616	---
Other Long-term Debt	1,641,624	1,507,764

	3,298,240	1,507,764

Minority Interest	489,735	467,698

Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Company Subordinated Debentures	300,000	300,000

Preferred Shares	6,954	7,442

Common Stockholders' Equity
Common Shares, $.01 par value	559	557
Series A Common Shares, $.01 par value	66	68
Capital in excess of par value	1,832,806	1,826,840
Treasury Shares	(404,169)	(406,894)
Accumulated other comprehensive income	191,704	(352,120)
Retained earnings	1,431,657	2,450,473

	3,052,623	3,518,924

	$9,633,383	$8,079,574

* Reclassified to conform to current year presentation.

9b

BALANCE SHEET HIGHLIGHTS DECEMBER 31, 2002 (Unaudited, dollars in thousands)
	U.S. Cellular		TDS Telecom		TDS Corporate & Other		Intercompany Eliminations		TDS Consolidated

Cash and Cash Equivalents		$27,170		$398,078		$905,043	$	---	$1,330,291
Affiliated Cash Investments		709		304,065		---		(304,774)	---
Notes Receivable--Affiliates		---		---		447,845		(447,845)	---

		$27,879		$702,143		$1,352,888		$(752,619)	$1,330,291

Cellular License, Goodwill and
Intangibles, net		$1,722,272		$462,822	$	---	$	---	$2,185,094
Marketable Equity Securities		185,961		50,755		1,708,223		---	1,944,939
Investment in Unconsolidated Entities		161,451		18,966		32,404		(6,826)	205,995
Notes Receivable		7,287		---		---		---	7,287
Long-term Notes Receivable - Affiliates		---		---		105,000		(105,000)	---
Other Investments		---		14,914		---		---	14,914

		$2,076,971		$547,457		$1,845,627		$(111,826)	$4,358,229

Property, Plant and
Equipment, net		$2,148,432		$1,047,811	$	---	$	---	$3,196,243

Notes Payable:
external		$460,000	$	---		$1,792	$	---	$461,792
cash management		---		---		304,774		(304,774)	---
intercompany		---		447,445		---		(447,445)	---

		$460,000		$447,445		$306,566		$(752,219)	$461,792

Prepaid Forward Contracts		$159,856		$41,182		$1,455,578	$	---	$1,656,616

Long-term Debt:
Current Portion		$45,200		$17,888		$1,394	$	---	$64,482
Affiliated		105,000		400		---		(105,400)	---
Non-current Portion		541,605		263,039		836,980		---	1,641,624

Total		$691,805		$281,327		$838,374		$(105,400)	$1,706,106

Trust Originated Preferred Securities	$	---	$	---		$300,000	$	---	$300,000

Preferred Shares	$	---	$	---		$6,954	$	---	$6,954

Total Outstanding Debt and
Preferred Shares		$1,311,661		$769,954		$2,907,472		$(857,619)	$4,131,468

Construction Expenditures:
Quarter Ended 12/31/02		$281,615		$51,756					$333,371
Year Ended 12/31/02		$730,645		$168,405					$899,050

10

TDS Telecom Highlights Three Months Ended December 31, (Unaudited, dollars in thousands)

			Increase (Decrease)

	2002	2001	Amount	Percent

Local Telephone Operations
Operating Revenues
Local Service	$48,912	$47,526	$1,386	2.9%
Network Access and Long-Distance	89,489	87,848	1,641	1.9%
Miscellaneous	24,853	23,794	1,059	4.5%

	163,254	159,168	4,086	2.6%

Operating Expenses
Network Operations	39,827	32,755	7,072	21.6%
Customer Operations	26,620	21,065	5,555	26.4%
Corporate Expenses	21,591	25,461	(3,870)	(15.2%)

	88,038	79,281	8,757	11.0%

Operating Income Plus Depreciation and Amortization	75,216	79,887	(4,671)	(5.8%)

Depreciation and Amortization
Depreciation	32,059	31,097	962	3.1%
Amortization	764	2,222	(1,458)	(65.6%)

	32,823	33,319	(496)	(1.5%)

Operating Income	42,393	46,568	(4,175)	(9.0%)

TDS Metrocom Operations
Revenues	34,915	21,064	13,851	65.8%
Expenses before Depreciation	45,318	30,642	14,676	47.9%

Operating Income Plus Depreciation and Amortization	(10,403)	(9,578)	(825)	(8.6%)
Depreciation	6,920	5,346	1,574	29.4%

Operating (Loss)	(17,323)	(14,924)	(2,399)	(16.1%)

USLink Operations
Revenues	16,173	12,344	3,829	31.0%
Expenses before Depreciation and Amortization	14,437	10,649	3,788	35.6%

Operating Income Plus Depreciation and Amortization	1,736	1,695	41	2.4%
Depreciation and Amortization	841	762	79	10.4%

Operating Income	895	933	(38)	(4.1%)

Intercompany Revenues	(651)	(461)	(190)	N/M
Intercompany Expenses	(651)	(461)	(190)	N/M

	---	---	---	N/M

Total TDS Telecom Operating Income	$25,965	$32,577	$(6,612)	(20.3%)

N/M – Percent change not meaningful.

11

TDS Telecom Highlights Year Ended December 31, (Unaudited, dollars in thousands)

			Increase (Decrease)

	2002	2001	Amount	Percent

Local Telephone Operations
Operating Revenues
Local Service	$192,511	$179,529	$12,982	7.2%
Network Access and Long-Distance	346,597	319,410	27,187	8.5%
Miscellaneous	87,679	77,878	9,801	12.6%

	626,787	576,817	49,970	8.7%

Operating Expenses
Network Operations	142,618	119,455	23,163	19.4%
Customer Operations	94,302	81,673	12,629	15.5%
Corporate Expenses	91,721	81,986	9,735	11.9%

	328,641	283,114	45,527	16.1%

Operating Income Plus Depreciation and Amortization	298,146	293,703	4,443	1.5%

Depreciation and Amortization
Depreciation	127,952	123,665	4,287	3.5%
Amortization	2,280	8,122	(5,842)	(71.9%)

	130,232	131,787	(1,555)	(1.2%)

Operating Income	167,914	161,916	5,998	3.7%

TDS Metrocom Operations
Revenues	118,997	68,150	50,847	74.6%
Expenses before Depreciation	156,827	97,309	59,518	61.2%

Operating Income Plus Depreciation and Amortization	(37,830)	(29,159)	(8,671)	(29.7%)
Depreciation	25,770	14,567	11,203	76.9%

Operating (Loss)	(63,600)	(43,726)	(19,874)	(45.5%)

USLink Operations
Revenues	57,605	50,662	6,943	13.7%
Expenses before Depreciation and Amortization	53,441	46,902	6,539	13.9%

Operating Income Plus Depreciation and Amortization	4,164	3,760	404	10.7%
Depreciation and Amortization	3,289	3,007	282	9.4%

Operating Income	875	753	122	(16.2%)

Intercompany Revenues	(2,501)	(1,917)	(584)	N/M
Intercompany Expenses	(2,501)	(1,917)	(584)	N/M

	---	---	---	N/M

Total TDS Telecom Operating Income	$105,189	$118,943	$(13,754)	(11.6%)

N/M – Percent change not meaningful.

12

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OF INCOME STATEMENT AND RELATED EFFECTS OF 2002 ACCOUNTING CHANGES

	Three Months Ended March 31, 2002			Three Months Ended June 30, 2002			Three Months Ended September 30, 2002			Nine Months Ended September 30, 2002

	As Reported	Effects of 2002 Accounting Changes	As Adjusted	As Reported	Effects of 2002 Accounting Changes	As Adjusted	As Reported	Effects of 2002 Accounting Changes	As Adjusted	As Reported	Effects of 2002 Accounting Changes	As Adjusted

Operating Revenues - US Cellular
Changes related to EITF 01-09 - new activations reclass					$(2,977)			$(8,880)			$(11,857)
Changes related to EITF 01-09 - new activations accrual					--			(1,614)			(1,614)
Changes related to EITF 01-09 - retention reclass					(393)			(5,970)			(6,363)
Changes related to EITF 01-09 - retention accrual					--			(1,321)			(1,321)

Total	$478,420	$--	$478,420	$527,710	$(3,370)	$524,340	$597,571	$(17,785)	$579,786	$1,603,701	$(21,155)	$1,582,546

Operating Expenses Before Depreciation and Amortization -
US Cellular
Changes related to EITF 01-09 - new activations reclass		$--			$(2,977)			$(8,880)			$(11,857)
Changes related to SAB 101 - defer expenses		(830)			(1,223)			(937)			(2,990)
Changes related to ETIF 01-09 - retention		--			(393)			(5,970)			(6,363)

Total	$326,822	$(830)	$325,992	$351,252	$(4,593)	$346,659	$430,000	$(15,787)	$414,213	$1,108,074	$(21,210)	$1,086,864

Operating Income Plus Depreciation and Amortization (000s)	$151,598	$830	$152,428	$176,458	$1,223	$177,681	$167,571	$(1,998)	$165,573	$495,627	$55	$495,682
Operating income (000s)	$78,846	$830	$79,676	$100,049	$1,223	$101,272	$64,695	$(1,998)	$62,697	$243,590	$55	$243,645
Income (loss) before cumulative effect of a change in
accounting principle (000s)	$13,597	$413	$14,010	$(952,381)	$591	$(951,790)	$(19,511)	$(977)	$(20,488)	$(958,295)	$27	$(958,268)
Cumulative effect of a change in accounting principle (000s)	$--	$3,366	$3,366	$--	$--	$--	$--	$--	$--	$--	$3,366	$3,366
Net income (loss) (000s)	$13,597	$3,779	$17,376	$(952,381)	$591	$(951,790)	$(19,511)	$(977)	$(20,488)	$(958,295)	$3,393	$(954,902)
Basic earnings per share from cumulative effect of a
change in accounting principle (000s)	$--	$0.06	$0.06	$--	$--	$--	$--	$--	$--	$--	$0.06	$0.06
Basic earnings per share	$0.23	$0.06	$0.29	$(16.24)	$0.01	$(16.23)	$(0.33)	$(0.02)	$(0.35)	$(16.35)	$0.06	$(16.29)

13